UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2013

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

As previously reported, Raymond Low, Chief Financial Officer and Corporate Secretary of AXT, Inc. (the “Company”) tendered his resignation from the Company effective as of October 14, 2013.  On October 14, 2013, the Company’s Board of Directors appointed Morris Young, the Company’s Chief Executive Officer, as interim Chief Financial Officer and Corporate Secretary of the Company effective as of October 14, 2013.

(e)

In connection with Mr. Low’s resignation, the Company and Mr. Low entered into a Separation Agreement and Release, effective as of October 14, 2013, pursuant to which Mr. Low executed a release in favor of the Company and will provide certain transition services to the Company in exchange for an aggregate cash payment of $25,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ Morris S. Young
Morris S. Young
Chief Executive Officer

Date:  October 14, 2013